Milinx Marketing Group, Inc.

                           A Delaware Corporation

                                   ARTICLE I

                                    OFFICES

Section 1. Registered Office. The registered office of the,corporation in the,State of Delaware, shall be located.at 1, 013 Centre Road, Wilmington.
Delaware:   19805,,in   the  County  of  New   Castle.   The  name  of  the  cor
oration.'s,registered, pgept,.at such. address p shall be Corporation Service Company. The,re istered-offip n 9 ,A e a , ~iq~.,,regjs:,t red .agent of the corporation may be changed from time to time by action of the board of directors.

m___ I- __h- offices afsuich other Section  2PY_~hSr  Offices.  The Corpo9~tpyn,
 .places, both within and without.the State of Delaware., as the board of directors may -fromfirne, to time determine. or,the businessof thezorporation mayr

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS




Section 1: S pecigi I Weeti rigs... Special meetings of sto6kholdiers-may be,,called for any purpose (including,. without: limlitatJ on, the filling of b66rd.,.-vaca nci , e s, and,., newly created directorships), and ma be held . at Such time and' I "thin .6~ withoutthe y -p ace,wi, State of Delaware, as ~hall be stated in a notice of meeting- or' in a duly'exec'ut'e r d waiver of notice thereof. Such meetings may be called at an time.,4y.two.or more.members of the board of directors, th`6 president or the holders Of ghar-6.s ..entit.I.e.d'to.cast not less than a, majority of the.,votes at.the. me6ting'or the holders -of, fifty prpent.,(~PO Q) of the ,outstanding shares of any serie's or' 'class "of the corporation,s capital stock.

Section 3. Place of Meet~s. The board of directors may designp,tp-any. place, either within or without the Stafa, of Delaware,. as the, , pla I ce of meetin Jo r any,annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal executive office of the corporation.



Section 4. Notice. Whenever stockholders ~are- required or permitted to take action at a meeting, written or pFinted.notice stating-the place, date, time, and, in the case of special meetings, the purpose(i~,"of-such--r . heeAin:~g',, shall be given to each stockholder entitled to vote at such meeting not less -tharil 0 nor more than 60 days before the date of the meeting. All such notices shall'be delivered, either personally or by mail, by or at the direction of the board of directors~,-.',t'h~e..'P'eq~'sident or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage _prepaid, addressed to. the stockholder at his, her or its address as the same appears,on-the-r'e6orcls of t*he orp "oration- ftond'a"n'~ce,-:6 a person at a~'meeting, shall constitutenatheapersonTattends'for'theh expr butifies s be bab useAN6 rrib6f i!'ig."i's ni "ot IaM-61`11y c ;iI l6id": 6 r-~'coniven6d

Section 5. Stockholders List. The, officer having charge of the stock ledger of 1he cor porat10"daysb6fore. every meeting'of the~-stodkholders, a C6 PI& IV to ',v6t6L, --at sucmeeting 'arranged in t6~ I i. m St ~'of 'the'- std6khblders -en 1 6 oi*6 h k--s t6ckhb-I.d&r, and-Ft. e~"n'umber 6f,shares alphabetical owing:1 B ah. registered in the name of -each.stockholder-- Such list shalEbe open to the examination i ofany stockholder, for any purpvs.e-_germane1o -the --mee~mg.,-A.ur ng ordinary business hours, fo16-theriod r-a placeawithin 4the city wherV,03.,plape,-gp1at(J4_q1,ss.Aecified in the notice of the ,L a't:lh6:-,o c1ce' er meeting or, if not so specifie1'44 -e-'the:meetin-q is to be held. The list _pt-at-theAinie~-and pl, q, ee, ng during the whole shall also bell'produced.and.kq- to eof,' a 1d:-& -4g -.si ,ime thein e. by I't- t6, kh6ldb; is 'd Oe, y .6,n 'Secti u -1&~eptooaCtntpwh or -,a_, Mzw 6 st- s ~Q~ b
the       Quor       I      e       aw;       ~4rw       -5-       -6rp6ratiorls
certifiutstanfing.'sharestofothe'a'm8ijotity OT t c he d d corporation entitled to vote,. represented in person ot-by proxy, shall' constitute a quorum at a meeting ..of stockholders. If less -than a,mqjorit:V--of the outstanding shares are repreir1g,daamajoPresentede- ma S areS,1SOL,re y- adjourn the meeting from time"tof~imd in accordance with" ectidn of "this 'Article, unti a quorum sh;41,1 e-~ sent or represent d


6tioh2 7. A iourned Meetings.' Md tomanother time and place, riffice' need adf6urned mee ing if the time and place' give n 0 , the -thereof h I -, -, -."'
- .; - are announce at t e meetihg,~ -at which -. e a gourn M;eht it, taken.- At the adjourned V' meeting tration may thans I act e corpoi -;iiy-'business w ic might have e0h transacted at the original meeting. If,the adjournment is for more than thirty days, or if after the adjounme-r(t a' new !record, date is - fixed"lor the" adjjb'urnec!7-~ meeting- - -a - tice of the no e rititled. to vote at the adjo&6 d"'meeffrig shall be dKidn to each stockholder of record e theeting-
Section 8. Vote Required. When a quorum'is'present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon wh.ich by express., provisions of an applicable law. Pr of the corporation's certificate of incorporation-a-.-different vote is-required, in which case such,ex ress p provision shall govern -and control the, decision of. such - question. Where a. separate vote by class is required the affirmativeyote,~-ofth jp e q jority of shares,,of --such class -a present it,th,e,-.,T,-oftsuch,class, y prpxya unless the~.auestionjs, onQ,.4pon,:whJch, by-express ~provisjo
s--otap-appl,icable law or of the corporation's,-pertificate of..i.nco,r,,pgr~ati,on,,a-d,ifferent,~v-ote-.is -requi.red,-in which case such express provision shall govern and control the decision of such question.

Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or- by the certificate of incorporation of the corporation or any amendments thereto, every stockholder shall at every meeting of the stockholders be entitled to one. vote. in., person. or by:proxy for. each share. of common stock held by such stockholder- Section 10. Rroxies. stockholder.,,entitled-,to,- vote e at a m eting of stockholders orJo expdjss~c-nsena or,, e --- t ito -corpor te, action, riting-vithout a meeting Tay. authorizIsanother Dorjo.iR(.),4ttby~pTfqr him, her -pxy. ~-E evy,yroxy the, st -must -beockhQlderyg.pkRt~ip -Ah.~;proxy,~.or-b. ~this~:I-her--or As attorney4- -aft Ire -s -.,.-..-fact. No proxy shall -be voted-or'acted,ju.PD-o-er.th eyp~PrOivm,.,~it unless.the -~date, p I proxy -prevides for a--Wf.ss.Ja pee.,ji-revocable, if it y.,,,px. quted,:, pro) states that -it. is irrevocarble,, and if, and.-..oply.4~-., long,.-as, it - is;.coupled.,with on interest sufficienirreVocable support anjrrevocabl-q4-p pWer,., ,adet, -.J-terest..in~.ffie -stock ardless of whether the interest with which it is coupjlq4~rJs--.kn, n

r
itself or an interest in the corporation -generally Section 1provided.,b-inrtheen ;Consent. ,U.nless corporation's certificate of incor.poration, .~.anyaqtion. r.equi red. ta-be: taken, at apy; an n u a I -or special meeting- of stockholder&-ofAhe corpora ion, or any a t cbowwh ich mwbe,taken at any -annual orspecial,meeting, of such stockholders, -may be taken:without a meeting, without prior -notice-and withouta vote, if ~a -consent(s) in writing~-.- sefting-forth the.action so taken, and bearing the. ~-dates..;of signature ~, of-the stockholders who. signed the consent(s), shall: be signed, by the. , holders of,,putstanding ~shlare& of stock.7having Inot less..than a majority~of the'-shares entitlerd.towate, or, if,greater- not less thamAhe min-imum number.of votes that-would be:,necessar. -tqpL;th.,orize ~or take,~s-uch. action -at a meeting at which all shares, -.entitled to vote. thereon, were present7,a nd voted, and shall be -delivered to the corporation #y. Aelivery to - its registered-, -office -Jni the state of ,Delaware, or the cor oration's principal place:,of business, oran officer or -agent -of,the corporation having cust - ody ~of. the-,book(s) in:whic4--proPeedJ.n.g5 of meetings of--the stockholders are recorded. Delivery.madeto-the,cor oration~sl gistered officershall be by hand or by certified or registered mail, return receipt requested, provided, however, that no consent(s) delivered by certified or registered mail shall be deemed..delivered until sucoffice.n,(Alla~econsentsy r received ~ at,.the properly delivered in accordance with this section shall be-deemed-to be recorded when so delivered. No written consentshall be effective-to take the corporate action referred to therein unless, -within -si)dy days 'of the earl ie'st~'d ated consent delivered to the corporation as requir-writteni-cons-ents-'-sighed by the-
holders of a I sufficient number of'-shareslo:-take su&h cor~'-por8f6'r~-a--ctioT~n-1:~ar'~e"z.'so recorded'.' Prompt notice of the taking of the' "corporate 'action without'a meeting 'by less,than unanimous written consent shall be-;dive;h,t6 thos-6'stodk libild6rswh o' -- li'aw`&~no contented, in writing. Any ~action' taken p-dr~ijant~-to;"-s~dc'h,-w-'~n-ft e- . n"',,c~o"nseiif~,s)'6f,,Ihe"~,c,;s~to~tkhdl'd'i~-r,t,E~ha'iI have'the 'force anif-t"kcn b -h re-' same as a e y the stockhorld6-rsa4a, rhie6tifig t e 'kf.

                                  ARTICLE III

                                   DIRECTORS



Section 1. General Powers. The~businesgan affairsbf the corporation ~shall-be managed by or under the direction of the board of diredtoirs.`1 -Office. _The'-number of dF of thit Article, 111. 6ch d.iredtor 61ikt6d, tsft I
hold"bffid&`-Ontil'   a   successor   is-   duly   ts   -bf   ,   libi,"kd6athas
__elert6dUfie6t"'d,.'_~iftte,h e- edl'- _h' reina A emoVa ----- ny director or 1W~bf` t C&IS-0 y directorsb d t 4 ~,.With r P "the holders of a ~'may: e remove
~a            ti            -n-b,,'            W:            ~'itho            U
,.-~,,ni~ijotity~of~,lhei~h~aresth6n'~dMitliad~ft,'6~'vbtd'.at-ai-n;~6led-t~i'on
dir'ec't'D~'~rs',,-ProVid6d~,hoWeVer,     Or!    r    Airectors    ri68    ~,Wh,
ene--aire'"entitlied",tob~elect~.on,6 br,mo -e -by the pAn-i&pdration,-, e provis s fi ft, - fl". 11", - ' Ah "" ' ` ion ' 6Uthis -tectiorf- shall applyi in4espedt'to- th6~ rem ovial~with6ut- cabs&c or a: diredt-brIf6r,direct. 6rs so ~Ou h reg "elec'ted,-.to.~thevot-L-~of',thf~-~l~ioldef&'A'of't,he-~ ts;tandift
 .'s~- a of that class or series -and Utstand*ri "sha th6r). not- to,,itg:  %vote
or6shasoal,Wh6le,    proVidedfur    -    in    thetevent~cany    stockholders'of
the,,corporation  ba  e  entereagreement   which'provides  h  -1-  t  b  -,,e  n
'for~the~man`ner-Jn wh-ich-Ahe-Airectors of # a. corpora i, n are~ 6 6' ldcted a4 d osuch stockholders have so, ~daused -the 616ction-1dir6dt6r(H "dir b 'I A-cd6Tdahde With,such agreOment-,(as the removed from1h L- board'-'Of 'directors 7on y~ in:-,A Sarne,rnay be'amended fr6m,time:lo,timei"~'the:"".Stobkhold erg, Agreement!'), for so long ag-1,(i)-such agreement;;,-has--~beeri ~ -filed
with~,;-'_the"~lcofporatiOn    r   and   '(ii):-has   not   been    terminated.~
AnydireCtorhla~ resign at anytime up6ht-`Wriften' in otice~ to the;corpo ration. Ely- Exoopt as" :otherwise -Provided 1he

Section 4certificate.of ,incorporation of -the -corporation -or ;any~ amendmeints thereto, Vacancies and: newly created directorships resulting from ~any increase in the'--authorised number of. directors may be filled by -a majority vote of remaining members of the Board. Each director so

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chosen shall hold office until a successor is duly:,plected -and qualified,,  or until his or her earlier death, resignation or removal as herein-provided. -each.,"newly-Plected board of

Section 5. Annual Meetings. The annual meeting,~.,of directors shall be held without~other notice than this bylaw immediately after, and at the same-place as, the,annual meeting of,.stockholders. Sectio,n-6. Other Meetingsand Notice. Rpgkilar~m.eeti,ng~i;...,Q..t~.e.,r~,han the,annual

A
meeting, of the board of directors may be held without notice..at~quch_7~'time and at such place as shall from time to time be determined by resolution of the board. Special meetingsof -the board- of directors may be called by ~or at the ~req~uest ~of the - president or vice -prebydent on at -least,,.24 hours- notice to, each, director,, either, telephone, by mail, - or telegrap~; in like manner and - on like flotice the president must calla special meting,on. the written. request of at,-leastla majority..of theadirectors..

7.- Quorum-. Bpguired~, Vote-, and Adiournment-I& ajority:-of the total number.-of-d-iractors. -shall constitute a:.quorum,.for;.the~'transaction,~of business;.--1he'_v-_-ote -p.f -a-majodty., of-directors.preseattata
meetingiatmhich-,-          a,.quorum          -is.~-pr~.e-sentvzt,-rAl~-be--the
act..of-.~the.-b.oard-of-,di.rectors,.~-~,4- -quorum.shall hot -.be~ present-iat_1Wy_.--me.eb-n -,--of.,,_the. Jg present -.-thereat may ado,. m -the --m _g~-frbrn me7to j. u eetin time, Withaut.-not[ce other thaN opuncement at the meeting,~._ until: a --quorun,'-~shafl_be present. by, Section
8rdCofmdirect~regolutiony,,       __p      _gt~      P       j;Rajq(rt~whole-o~b
ard-~.,&Wg.,-,c.ommiftees,~each~.,.co,-m~m-.,i,.t~tee.-to consist--r-.,mor qfthe corporation:-which to-,-th w-,extept;p towided-, C in.such resol utio rj.'or, these bylaws shall have;an.d.,may-exerpise.~-'~the.-powers~,bf the,'bo-ard of directors in the management and affairs of the corporation- -,,except as-,otherwise limited by law. The board of directors may designate one or-more directors as alternate members of any committee, who may ' replace any absent or disqualified member at any meeting of the committee. Such do"mmittee(s) shall have such name(s) as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of , its meetings and report the same to the board of directors when required.
Section 9eptors.rhee Rules. ~Each committee. of the.,,~boardc
-of-,dir             ay,fix its
--by,

~own ru..Iesof,procedzure andshall hold its2meetings as provided. - -such ~ ru les,,7except as May otherwise be provided by...a resolution:of the board.'-Of rd,iredtors-designating such committee. Unless. otherwise providedin such.a reso-lutioni the 'Presence,,of at--least a majority of the-mem,bers of the committee shall',.Ibe-ne.cessary,to.~constituti~.~a quorum. In the event that a member and that member's alternate, ff.-alternates'zire'designated ~by the board of directors as provided in -Section-8 of this Articles 111, of such committee is or are absent or disqualified, the member(s) thereof prese Int at any meting and not disqualified from-voting, whether or not such :member(s) constitute:~a quorum, may

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unanimously appoint ~anothet'-aiembet,bf  the-~board ~of diredtors16 act at' the
meotinN in place of any such absent or disqLiaIified!hiemb&.

Section 1O.'-Cotrimunications Eguipment. Members. of -the board of"directors or any committee thereof -may participate _~in -and act -at-~any meeting -of"such board or committee through the use of A----c6nfe_rdnc6 tbl' h6he', , ~br--~,bfher communications equipment by means of which all persons participating in:-the meeting can hear each io other,--and; participation in AhO meeting puftuant~_-to-it h s ecti ri_-~ hall constitute -presence in person at1hemeeting. rh n f'A -nt "Ani"'i e b' -of the -Section 1 1.,:Wlaiver of ~Notic-6 an d _Prdsu Ptio, ssei y,m m er ba m -ittee er6of"Who i,~-Ptese"nt'~-_at`5 M6btih4'sK6Il be o rd of Airectors ot' ath-"'co' ni conclusively presumed 16- have,),WajVed-- - - notice , of 'sudh: -meeting '~6xcbpt: when- such member attends,forthe exoress.pUrpose .-of bbjbctinss.: at the beginning of the, meeting to ...the transaction of any business because the meeting is not lawfully called or convened. to tiny,.,adtion taken mi;=Iess his,or;her dissent., Kalfp- e-en er',6othh -- m, g ;b 'd'-, he4n s Y 6~, 6 "etih -nlbs s~his or go writtewdithentlo suchcction --shall-be~file&With Ahe -pi6r, ,
646-tin              _g              as,               e-se               retary
eetingl~,'isterd':mailadjotirnme6t~,AberLejbf-,,O",,h,dil,b6-"-.f'6rw~i d -&,aWy
Rer ~i,,ddj rheoting. *06 he-secretarrywof ~~the: corlibrati6fl, iffi. M"i'd -b ,----a ---the OUR3,10 ~Lae - i 4, %uch right to -diss' pt sha W ny_--~ be n. 6 'S t-ap W -rw of such actid -Gonsent,rictedsby:thetar Action by Written, on's re a re ~ ~be q, I " 'd " - '109' d -ifle UEL 14,,~ -_ jak n at r Pq ti ,of...th -,-board ~"of ars in rhitt6e4be;--,-,tadken. _a~ -'b ~meetingl o imitt _*fflft f ;-if'- IF--memb e~ may ~ e, -h fi -the,,miMutds'of proceediings of -:cGnsent thereto - in writing arid t., 0 writing(s)laee iled with --Ahe,,board or-committee.
ARTICLE IV

'OFFICERS

SeGtion 1 . Number. The officers of the corporation shall be elected by the board of -d,irea~.rchairmanaj,;4ficany -is.,.0lected.,; a Presidjea,, one or more vice.presidents,-a -secretaryv'r'ja treasuret-;-land-such. other ~officers :and tgssistant~ officers as may:be,Aeemed neces ' sary or -desirable,by the board -of-d i rectors-. ~Any'number of .offices. may ~ be. held by the Same: person, exceptthat rioi:person. ~ may -simultaneously hold1he office 7of president,~and-secretary. ]n lts~,discretioh~ the"'board of directors may choose not to,fiil any-Offiiceforany~periodlas it may deem,,advis%able.

Section 2..-:Election -and Term of Office. The officers W,the, corporation shall be elected -annually by the board', of---~d i rectors at its first meeting'~held after each annual meeting of stockholders or as soon thereafter as conveniently may be: The president

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shall appoint other officers to serve.  for such terms,  as,  he-,or-she,  deems
desirable.    Vacancies   may,.   be   filled   pr.    new.:.offices    created-
and-fi-Hed=at7arry-.- meetin * g-of the board of directors. Each -officer sh-all h9ld,office-until, a successor is- du,l.y..,-,elected.,and~qualified or until his or her earlier death-, resigpation or removal as hereinafter -provided

Airec

Section .torsmayv.al..Any -officer or -.agen,t elected _by the, - boarldoof erit,:Ahwe.,best.~interests of -the corporation would~be served -thereby, but such-rem oval, sh-alkbe.,without, rejudice P to the contract-~rigfits, ff any'.of-thie.person so~removed.- Section 4. Vacancies. Any vacancy occurring in any office because.of death, resignatithe boardvof,, disqu.a.lification, or-otherwise-, imav y . ..... directors for the unexpired portion.-pf, the -term by-the board .of directors-,then ~in office. -,~o rs-'shall -be- fixe&~by -the

Section,. 5. Compensation. 4Qompensation,,!of all fficer board of directors,, ando._:.,np_~,.-vpfficer s h be-,prevented-from, .-receiving- ..such ~of the,-corpo-ratiom virtue ofbisw. her~also being,_adirector' t, 76 - OIG _-Section -6- The Pretive-lofficertofithes,, 11-be the chiet R, _lax _q 'the %at -K_ wgpeorporation.,. . Inf,jhe~-.,Obsence.: of. the, Ghajrmra&tefz .-Board-oi-i -,-Ghairman~of the oard shall have:np 1, imeetings of the elec
te-d,,,th.e--resi.dan       ~ILzhall      preside.#at      -      -board      of
~dire~ct,,Ors:-at,,,...whic~'h;,~,h.e or sheJs~pr6se_n _stockholders ~and --t;_,(ii)~rsubject to the .Q~boardof%dir t P of. th e.c ors,,,. charg a ass, ff 'M a airs -ext bw rtyio ,the c rpprationi, nd.,q- d 0 ce ,e hd-,.mp oyees; .p I-orders :ra-d reSG1QtJ -A he - rdi-#~Amto ~ ngd ee that a] a oal. rs re_~Icarned_ YAWall-s he~presjident shall,,haversuc owers. an& T p0daft Mother duties OT as may beay-beswovided~:in.he board of directors.,or -as-.m y- -these.~bylaws.

-Section,7, Vice-presidents. The vice--!president,,,,if` ~any,,,(or ~if -.therellgbal[bemore than one, .,the vice-presidents) or any other- person So r designated-~by-.-resolution of the Board..,Iof Directors or--a designated tommiftee,~;thereof.:.in~the.~ord-er:determined,~.by the shall,, in,-theabsence ordisability.,of the, resident,~_-actwith all of the board:of P.irectors.
powers  and  be-subject  to~  all  the  restrictions-  of the  president:  , The
-~vJc&-,President, if any (or if there shall be more than one, the vice-presidents) or any other person so designated by resolution of the~-.Board-j-Of-,.Directors'or a; desitinated,commiftee thereof, -shall also.perform such ~other_Auties..:and ~'ha-vmeFz.uch -other powers as:the,'b6ard of Airectors, the president or these,bylaws- may, rfrom-time_1o time, -prescribe.-

Section 8. The Secreta[y and Assistant Secretaries. The secretary shall attend ith rd ~of directors, a1l meetihbs-~,of _,the-~ c m mitt J all meetiand allthe, boa meetings of the ,.~stockholder& ,and4 ~record: 6W-the- proceedings-., of
:,the.,meetings in a book(s) to be kept for that.,purpose. Under the president!s.supervision,-,the secretary (i) shall, give, or cause tobe given, zll,:notices required:to be-given by,these bylaws eor by law; (ii) shall have such powers Wd perform such duties as the, board: -of directors, the president or these bylaws may, from time to time, prescribe; and (iii) shall have custody ByLawt 7 -shall Ahe'corporate seal; of Ahe corporation., The secretary, or ~an:assistant secretary, have authority to affix-the corporate seal to, ahy..Ithstfurnerit requiring ft and-When so 4 ~,oftb thre su h 'affixed, lit-may be attested--by hi 'or ~ her -s-ig-hatUrie- y- --sigribtu -.of c assistant s secretary. ~ The board ~of direc,orsofficerv0,gendfa " thority :1 .:au -'-to any othe 't affix the seal of the corporation and to attest the affixing by his or her signature. The assistant z sec retary, or: if the&eb6 m6r.6 Aftan~
oh6,,~lhd,"a'-ssi!ss.tant--tecrotaries:~ n the order 76'6 - -orAisability of'th6sedrdtary, perform.'powers:-ubf--.IM,~-ds . ec I retar ' y~,4nd
-shMI-porform:       such       other       duties       and      have      such
other,-,."p~6w6rs%,~,th6qUd;ss.rd~;.o rf diredtotsl'the president, or secretary may, from time to time, prescribe. Section r qi:Thbtr6aturo :(i)'i!ss.h l[bave -9l The Treasurer~-andAssitta -e r, r - the Custody- of the::,.
corporatSO-euritios';- -,(ii) shall:'Reep Iull a nd ' accurate accounts of receipts and disbursements in books belonging to the corporation; (iii) shall,-,~depositb;ll",mon~ies'-.and.,,-otherfvdiuabi-el,.t',fif46,ts,rin~-',,-
the--'n-g~M~'iEi--ain.d't&',t~h,(~'b-reditofthe               bez              n
zq~pqrati-orc[eEa6J-,aWth"-oard-,,~(5f..~-dirs~to ~Iiv).shall, cause- the, -fu ds of the corporatioh-A-o ~en,rs..uGhAi9bursain ent8fia'v- e'boeFhAuly Mjltheeiiked, taking- proper- -vouchers for- stteh-;zdjsbursement,ss.; (v) shall render to the president- and- Ihe-,.bq;Kd--, f, ectGlar"AMt"I 1* 0 to -dir a It eting.- r.~,-,en'h-te.i~-f 'i , t o rs,-,-s-o- wec rs,-, a~ W V e-qures,~of~.ithe,cou4hd (,vi)~,dhall 8ve~,suz, PIOW 'r I t. , Job -h e n-erform -suc-,h,-the~borard~-oftdit-M.tbrs-7,-Ihe.,Pe6by.derr-it-,~,dr"- J r -thes':
'ilawsmayL.1frem-A eto h, theIr easu rev-7z give the _d tI'Gp=,-.lmn - :*hjCW9WAMhk--,Wffd-Jer.' dP ev. M) i6 -Z h rY~ "six Ft f c W ", d 4 ~wj*,-,04 ~,S"-u~ Ydq'0IQT-_Yt0AW0oa,.r 0. 1; "M _g d fa A A c _,:.tr bt,; h _11fo r; Ih _: 'Ast - rat ~'i he Aerforina, eeGf easur .,,d 16- r 6 fiLor pa ~U es~404bftaffi W_o a -mrs ire0fn' h or ~r valf- R dt B) do'dMian; -emov 'I ooksj~_--~ papers', ~voucherp-,;4bther, rbpe"_y F~kp in the -_b possession or under the controVof the treasurer belonging to the corporation. The surers in the 10. - -,.,Other.- Officers - Assistant:Y0.fficem',6 nd,~ Agents Officers,
assistant                -officers.and                agents,,                if
any,,.~oth~er~.4h~,,,a-,n,.t,,hosel.-,Whose~,.du-ties,.~..are.,-~pr.ovid for,irf,-these bylaws, shall-,-,h-ave such authotity,-arTd-,per,,form--Such as-may from, time-Ao:Aime be prescribed by resolution of the board of directors. e bse Section 1 1.-.Absence xor Disabi lily -.of Officers., In,th :case-of the~,a mce or disabilit.y,-!of:any- officer, -of.,Ihe, corporation t.a'ndL;of,~,any.~,-per.,s.on.~.hereby ',author ' ized.-Io act in such officer's place Aurin g~such officee~sz-absenc~e--or.d:~isability, the board7;of directors ,may by resolution delegate the powers and - duties of such;officer to any other officer or to any director, or to any other person'Whom it"May.select. ByLaws 8

                                   ARTICLE V.

                             CERTIFICATES'OF~ STOCK

Section 1. Form. Every: hcylder.,of, s-tockrin:the corporation -shall: be, entitled to have a certificate signed: by, or-in the-name.bf-the zccirpo-ratiom by-.- i) the'~Ghairman of'-the board or the:president -and (ii)~ the treasurer or secretary.-or an assi ttant secretary. of the corporation, certifying. the number-of: shares -owned by,such-- holder.' in the -corporation. If such a certificate is,countersigned:(1)iby a, transfer:agentor,an assistant-trAfisfer-, agent other than the corpor,.byna;registrar,.eothere-thanothe corporation.or its employee --the signature of any,such chairmanf,,of1he board, president, -vice-president,- secretaryl.-or assistant.. secretary may-,--be -,facsimiles.. ,In ,case a ny officer(s) -who.- have signed, or whose facsimile-,zignatu re(s),- hava-,been -used_on, any such certificate(s) shall cease to be such officer(s) of the corp.oration~whether""becaiiise of death, resignation or otherwise before such certificate(s) have been delivered by the corporation, -such zertificate(s),-may nevertheless~66&sqed,', and delivered as, M oiVii-the -such it a s mile -signatbre(s)4iave person:-o~-certificawCoii-ord: _'00

,~een-~used-~-tbi-.-e-reorr--~had
nbt-~qceass..dd,..,-Io~,be-,~su'ah",,-bffi6,6r(,s),     ofl,     the     rpbratr
certificates-Jor-shares   shall~.  I   be-.-con~-iss.-ecutiVely,-kni-umbored-~or
otherwise   ide'ritiffecl,   e~%pdrzd  --to  whorn--Ah'O"'  aTes-  thdr  'are:,:
iss-ued~,_._   Wit,11*1he"  name  .,ofnth   represented  eby-.  -F  I  "  0-  10
Sbariea!,-,of        stock.jof_the,        corporation,~.-shall~-,oh,,~,lyi~be,:
trahsferred,7,,on the:ibooksaof 1he corporati6h-~',-by,"71 lI6ihblder,of.*,tdd duly-aitith ia-writing,j-u n,:,, utrender_.,to-_M,.w_-,, =rT atibn,-,~ibf 1he"-
rtificate(g):   ~~for'_"?suth-zhzres   Pq  _s   -,or   Oce   -the  s  t  t  eilt
ppropriate,%peran)-~   "he  ~atj  hi  c  I  tyi  -PVU-  c  h  uch   evidence  of
endo..rse.6-1boy,~ S I th- -en-dolrtWHAh _6 mrpdrdti ~t4may
         'sfer; -aufh~`~dth&-xhatt          ag~,'
                                            -c                              oh-
         accompanied by..'all . necessary, ~ stock: transfer';stamps. In"that
eventr,itshalrl   be.ythe-duty-_.of~  the,  torporati'm  to-;isss.u'e  4~--  now certifitate't6 r th6~ person -cancel the  ~,old.-,cerflficate(otd,the'tramaction
oh,itss.~bdoks.       ther      entitled       eto4--,       e      The.board,of
,-di-rOctors,,.,may.appo.int~a-~ban,k  or,---trust~cbmpany.-6rg6nized"und'r  the
1aws -or:any state thereof~:agenttor~registrar,,or_both of the UnJted:States ansfer, in ~connection Vith7the transfer of any~ class-orseries of,,securiti6s of theborporation. Section 2. Lost Certificates. The board, of- directors may direct a -new certificate(s) to be issued in place of any certificate.(s) previously issued by the corporation alleged~.10, hav1e-~b,e,e.n-,,Jb.s-t,. stolen,, of ..destroyed:,,,, upon. the making of an affidavitlof -that fact by the -person'. --,claiming the ~cortificato~bf:ttOtkto belb!ss.f,`~stole'n, or
 .destroyeof ~directorsorizing suchJssue of a snew certificatd(s) ,may,Jn. its Aiscretion and~:asa condition precedent t6,,the', isst-jahoethoreof,-reqUire the owner,of puch l6st'--- stolen, or destroyed certificate(~),: or]hit; or her; leg 7 a I - re ~ resentative,
to    give    the     corporation    a    bond     sufficient,to-,indem-nify'the
corporation-ag'8inst'bny   claim  that  may  be  made  against  the  corporation
onractountoif the, loss, theft or destruction of any such certificate or the issuance of such now certificate.,

ByLaws             9

Section 3. Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders- entitled to -notice of or to vote at any meeting of stockholders oC6hy I aidjourrim-ent -thereof, the board of directors.may fix a record date, which record date shall not precede the date upon which the resolution fixing the mrecord~'.,date is~!adopted-by.th~eib.~eard-zf~.directors,,- __ n4mhich. corddate shall a Te ~.not be.the:dateaof-suchy,'meefii-sg.If-noan~ n rs,-. record -date- ~,is.,Axed by the.~board~ tf',directo :~.~ th!&' eercord: date -for doteirmihing of'stoc~kh~olderg-sha~ll.~bo-'the stockhold ers..---. entitled-to, notice Pf
i~ri-to  --vote  8.~_Mweeting.;   'd"  tonw  ,:Close  -,of  business  --on:  the
day-~Jmmediataly prece, ingAhe --.,day v hich:notibOis-giveri,or ft, 'dihfte if notice --is waived, -at-Ahe clo'sEi.-of busiriess~zn'~.tftd day imft ~,- a , ly preceding Ahb,Aay on.,whichofhztmeeting ~is:held.,,,.,.-~A-1-~'determin ation ckhold6rg-~of.7recordli~en-titied to ice,-of or to.-vote at -.a meeting.- ofztockhoIders,.,s:haII applyAckany adjocti riment -of the -notJ e -new , T '-d
'date                   for                    ..meeting-,~.'provide.,ecorowev.,
r-rthat,the.board-~,--ofL,diro~ctors~mayfrx~g~ Abe,adjourned:meeting... Section.
4..-.  Fixing  -a  Record   0_ate-forActiQn=ss.*A  '  qz0onsent=  -4er  that-the
-CoTpo.ration-   irnay  --determine  -the   stockh,,O.ld6rs;,ent-itib.d-~-~t,6.;
c-Onsent-to,    corporate   action   in   -wrifin   ,.w,,itho-ut    a~i7rleeting
-,th.L--~bo~-ard-~of-:-,,dire-ct6t-,.ss.it                                    ya
~r;ecord,-e-d.dte~-,'--wh:ich'~rec-ord _g;~ il i8 fix ale -ecede the, I-date,~--,U Von. - Wh ie & iesolution fixing~4h&-recerd~ date is ---d -shall-not.--.pr r .,p y~, he-boa.rd--,~o.if,-d~irectors,,-. nd.--_whic;IiAia &-,ih hnot be.more en, -,~a a'ted~ b -t all Aays fter ut on. A e rec6rd datei., adopt6d4by1he:~board of -date U-pon, which,,-the ~iresolxingAb -is tPr, --jf no
record-.Aate~,bas       been       fixeftyr-       1recorz&d9t       for       e
'th.,e~,rd,,,Iof-direictoTs.r.:rt-he,~   '~'7j,"~bkjfth-ing   -  stockh  diders,
;~.-.enti led~ rt.M--'OT6te-' actidth~~-,Witho'ut a t --,t6,~,consen ti-~7': MW is-, be wh ovripr~adtio in vithe -board,.nt 3i:ecIuittotk _,enn thell-first-2 -date ~ .0 --~,which-~a~signed.,Wriften~.-- oft 6'm i "ke n. o r - n ~coq
tv-settin,  g~  4drth,  --be-taken-As   -delim-'ered,   o1'Ah6'-d-dffi.,-dTMM  z
MYV&IjVety~,  df Rae i n .,the:  State  of-:  D.6laware,,..,its..,~pr~nc--,Ip.aI
 .,plAce--4.f b, U."sinian--%of15icer7 r zfgent 1 of, the -porratioJ -0-f b.db lof meetingg of hav- ng:~ --custody k-I.Ani oT ~stockholders are-recorded-.'~ w;Del,ivery--,made4..toiLt~h"e,,;,G.oTp.-a~rat.ion-s~reg,istered~-o.,ff.ficers~, be by,- y.,,certified,,or  gistered;,  m- 'I; r r' -,recej  equested:,'_J-fii'ro
~record)'-date     bas    -1i    and    ~rer    b    aJ    ,    etu    n    pti~
-e.,boar-d~-.---o"iriectors-.-.and'is.ri,or;~-Itaction~, been :.fixed by th requ ired -by --statute,, tha,-reco..rdl~d ate -for Aeterm i n i n 'ttockhold rs-' erititledwito-z-onsent to I g e ~ corporate action in writing without a meeting shall be at the close of business on the Aay--on which the. board!ofid i rectors,adopts the respluti-Ontakini ci-such,pri-pirl-action.
iSection,.5. Fixing a,Re.cord. Date, for Dther-,P u rposes;W J,n' Ord er t46t Ahe:,cmr oration may, determine the, stockholdert~gentitled tooreceive.-Pavment of any -.dJvid:end1_,or:O'ther distribution or, allotment, r,~' .,.y right$r,of
the~-stoc,,kholders,en,,titled~.~.tol~.exe.rcis.e.-   any   ~rrights  ~o  an  in
respect ~of Tany ~ch a,.ngei . conversion,~or,,-exch.angel,,,af stock --or. forAhe.. - purposes of-any ct -boar-,,d,,of,d;irectors~,may,-,,.,fix-a~,re.cord date;.--which record - ate:,shall ,other1awful a- ion, th.ei. ,d not precede
 .1hes,datle                                                                -upon
 ..,which.~the,..reso,l~uti.Q,~n--,,fix.ing.--the:re-cord-,-,.-,,d,ate~-is adopted,~-and which,record date shatl.w. be~,I-Priortotsuch, action. ~. If notecord -ri sixy,,days date is fixed, the, record date:,for determining s.tockhGlders for,-any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. 11-JI.

ByLaws-           10


other rights to which those seeking, indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to acti-on--in'-s-u-ch -persons &flcial capacity and as to action in another capacity while holding such office.

Section 7. -The corporation- shall. hq.v ,e,Ahe,power to pure hase, and maintain Insurance on behalf of any- -person .-who is or wa s-,a, dirm.piloyee oT.,agent of the corporation, or~ is or was.- servirig;at.the r~equest',~iof.,the~corp.or~atio,n-.as;a director,., officer, .employee or agent. of another -corporation,~-~partnership, joint venture, trust. orother enterprise,.-: against any ]iability. -asserted - against -such persow~and, incurred. by such person in, any such~ capacity, or, ar.is,ing out of such, , pgr4on?s- statusps such,: whether or not. the corppration: ~Would have the. power~.Ao Andernnify such,;~ person against such liability under this section. Section.8,e.cr puTposAnclude,iin Article, refe rencestofIh -,orpor.atio. shal.1, addition to tha--resultin co:rooration-l-~;~any--~constituent':.,,corp t

      -9 T           ora iQn,., (inclu, di
constituent.-of-a     -constituent)     ~absorbeql~in-,     a.,consojidation--or
Merger-which,;:.Tif its~.separate existence ha~ ' ~-contin~ ' ued, would.hqyev4ad~poWer and authorityAo,indemnif~ its.directors,- - officers,pand'-emplbyaes-w,agerit any erson wholis,or w s a director.'efficcif-and employees or agent of such ~ constituent corporation, or is or was serving at the -tor offi rj,4emp~!qye~ew agent ofrequest -of such~,-rconstituent
corporation             as-              a,,Oirecanother.corporatj             n
;'i.par-tnership,-,,joiTttfx.e,ntp,,r-e,-~trus,,,t, or othor~enter .e, shall'. star d ~:im pris n the , samunder this'-Atingtor.,--surviving~tresiDbct~..,it.o ~.Ahe.i-,,nr gesu. corporation as such person would--have-witli- respeetAalsuch-constituent co rpo ration.- -if its separate existbrTc6,had contiriuo~&,

Section 9. -For, purposes -of this Articie, references to."O.ther.~...e-n~torprises"-l.shall,,i-n-clude employee ~benefit- plans;;, references to,~,taxesn-s-assessed-,Ahclude~.an onz, person --with, respect:,..tQ.,.-,any-.employee-~ benefit plam~ and~-references Ao o"serving at the,request of -the corpor,ation".-shall.-include anyv.service.as a-Airector, ,officer, employee or agent of:.the corporation which-- imposes.. duties oa -,or Jnvolves zervices-by, such director, officer, emploype or -.~emp.loyeel-~b-e~n-efit4,.-,p.lan-- its participants or ~beneficiaries; and~,a person, ~wli o -,acted Jn good-faith -ziid. in, a manner such perse, reasonablin -of -the,,.,~ participant&-,and

W -believed,,to ~-b ~An--Ahe--, tereStT beneficiaries of an employee benefit plan shall be deemed to -have,i acted in,;a ~.manner IL not opposed to the best interests of the corporation" as referred to in this section. The indemnification and advancement of expenses provided iby:-6r g(qRt6d-IpUrsuant to, this section shall, unless otherwise provided,when ,authorized oriratified, continue as to a person who has ceased to be a director, offider, employee or agent and shall inure to the benefit of the iheirs, ~executors and:administratorg,,rof -such:a;person.

ByLaws-           13

ARTICLEVIVI-

-G       L           'ISIONS

~ENIE~ PROV
Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if -any, may be declared by the boardtdoIaw.directors- at any'.1'regUlat-'Or -spedial mleOfing, "M ay be, ~paid in cash,'.." in -.-property --&~ -in shariet" f th apit I stOck,'bUbject to the provisions -of the certificate of ;ihc birporatidn. --1Befor.&",p8ym6nt of any dividend', oijt-~o

-may be sftanyi'Athds -of--the, cotporationL-dVaflable for 'dividends
         `Ihi k-p

sum(s) as"the d i reictofs~- from tIM a to tirhiE~Jn Ahiek-,absduf discretibh~ n roper as a reserve.(s).- Aa, meet ~'tontingbncies, :,dr 46r-.~Jeqti, liking-diVidends',. or f repairing or maintaining anyproperty of the corpoiatiort:or any other purpose a ndAhe A i rectors may modify-or abolish any suchreserve in the manner in which it:Wat'creAtbd-.~ - rs Siaction, 2'.~ZGheckt,, tDrafts or;Ord6'. iVchebksj,drAftsor. other orders. for the y y r- i1a, the 'corporation'--' ii - d art tfier~t6vidences of -paymenvf ~of mohib 0 ff lIfn t, d ot -~J xd d th' the -corpora, bn----thalV-be "sigb6d :-sl n obted-ness- ssue . -In e --na -me',of by- IT-'officer(s), -46 ~.agrent(s-) of the-Gorporation and irFLsuchz-rnan'ner,?a` sh, ll:'be d~etermihed.-'~bLy-tO!!~6lution of of6-,66(R)rd-,~& d i recto rs!or a,-, d 6 ly'aidthonied 66 rn MYM66 VNe reoU A o e ~'C ets. Th elb oa rd of % d irot tor t Ma a u ,h 4 d z a hv, of fi de r (s),,
o r a n y SeGt~on,& wontrzr Ah-e corpanytion to entdr-ihto~.-gny~"Gbntra-dt~;~br-to:~ "*h am-6`6f -~Afi - - -be 700".mqy ..g.en milror con~fined--to-speciftt.'ins.tarTces-,'-~ Section 4Theocorporation may lend money to, or guarantee any -obligation- of, ~-orployeerofsthe,corporatidno~orcof or r emr ~any%.,,offiaer dr,empi ee wha~is--a- director, df!thaicorporation or its zubsi'Iud.-crewment~,.df 1.1he". directors- ~ such.,,1oatn.;,~---guaranty or eriefit, the ~torporation.;- The, 11 an ',,g:uaranty assistance,may reasonably_~Ibe0jexpecttd to b" .,or other assistance~ May be with orvWithout.linteregt, and M, a ' be, unsecured, or ~secured Y, Without limitation, ain --such -manner.as,,"the,-board of directors -shall-' pprove, including it,sec io othing An-th- 'ti n' contained shall be pledge of ~ shares".of. stock of'orporationtatn. N -to deny,- -of --or wafhankly. of the-.,c deemed limit, or irestrict the-~powers -guaranty -commonlaw'-.0r: under--ahy statute. 17 i,~

Section -5. Fiscal -_,Y-6ar.. The fisca I year of the 'Corporation shall- be ~fixed by resolution -of the board ofdired-tors..!-

Section 6. ~ Corporate ~ Seal. i The-,board -ofAirectors shall,-,-,Provide. a-corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and, the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ByLaw~            14

Section 6. Registered Stockholders. Prior-to--Ahe surrenderto the corporatiorn of --the certificate(s) for a-shar6(s)-oVstock~with -a'request1o-'re0ord AM -transfer of.~such share(s), the corporation may Areat-~ -the- -~registered - owner:,ag';.the, ~i person entitled to o vote, --to, receive'. notification'- --and' otherwls-6mltoi exercise'all',41the receive. dividendsi.t all,:;not b6- A nd to recognizo~'any I i - bou .rights and powers~of,-an-----o..wner.---..,~Th-e--~:corporat*on~"gh -of any -,eq: itable. or other- claim to:--or int e'rest, in'._s-uch::shar-e(s,)- on" the';,part~- U _whother~or:not it shall,,fiave express-.-or.-other notice thereof: Section. for-inbtheiption Jor 'Stock. ~,Unless:--,~otherwige ~subscription agreement,- subscfiptions4or- shares shall-be paid i in'; full-- dt- such tirhe,,~ or in such instalimentss.~Iand at such -times, as hall-be determined by1h&~boar&ofAirectors. Any.call made- by:the board of directors-for.payment--on subscriptions ghtilkbe as to all shares of the same class or as to all shares of the same ss.fB ries. In case of e Ac" en' it 'd . ""'payment ~is'_dUb,: the default in- the -paym-Ut"hf anyi ~r instalment orr All~ Wh ~-may -proceed.~ to collect. them:a
t-orporationP.ount   idue  rin-Ahe  za;  e  rnabrier  as-  any,   debt  Aue  the
corporation.

ARTICLE-V--~, Indemnification of Officers, Directors, Employees and Agents-, ----insurance. pll, indemnify.-ap - _p.,prspri, W _Oiona-l.y,The.-,corporation sh ~h -,a-ppr.ty,,.or is d to, be,rtyd thfieatene, a- pa. or-,,e,.mate ~y Y_ featened, q pb ad ~ partg.~W-ghr.'th inistrative i h. g orileted actio'herzivil_ id, edin,,,,-W_he#, sq it,,, qe, q th~an:an n on _rq~ -;, Wor,,in P ,.!easqP of
 ..the   -fa_.-&Airect.   ent_,-of-.Jhe  --P  y  cor  oration.,   or  is  or  was
servin,,g,att-"erf-,,q,4e-s~t,:~of t1he,-corpqr ion., qp.~ d irector, ;.officer Ah ~employee or agent-ofwq,otru.stoother on,., -PpEk4pership, j-pint,lyent, r enterprise:, against.jp0gqnmeepts,cfinesgand, aftorneys'_ ~ fees~ amounts -an,dd reasonably.-nincurred,a~b , the ioerson in Y connection with such action, spitvr pr9peeding.ifthm.-Pprsop. ;acted inoood faith,and Jn a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and,, with. respect.. to -any. rjmin 1-.~pqtion-,~.or prjQqeeding, _had~ no reasonable cause -to. believe, , the,-.person's conduct.was un,la 1.
ThqAermination..of   any  action,,-,suit  or   proceeding,b~yjudgpment   -order.
settlement. conviction, or -upon a.plea of nolo.-contendere  or-fts,,equivalent,
shall    not    :~--of,-.itself~--cr.eate~,,a~,-,,pr-e!,Su,~,nptionr".,that:-the person did notact in good faith. and 1-in, -a manner.which th,e,perpon ,-Tpaso n ably believed to be in or not opposed toAhe best interests. of the cor oration and. with respect to: any


Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a pArty,to L any threatened, -pending. orcompleted action or, suit of, by or in the right of the corporation to procure a judgment in its favor by reason, the ByLaws fact that the person is or was a director, officer, employee or. agent of the corporation, orJs or w-'aseae~dirqctor,h-officer,:em'floyeeqor9T .P -priseagent~ -,Of another, co-moration, -,-Partnership,, Joint-pventurel -Irust, ~ ortoth.er en teragainst expenses
-(in.cluding.-afto.rneys'-:-,fees)~,actuailly...and.,r.easonably,,iricurred..by~
~            f            suc[tactiomorsuit            if            the:~Person
in.,,clo.nnectionw-itti,~thi.,.e,,,defento.,~O.r.seftleimie 'o -not -a .man ner,.-,,~th.,e--perrsphi~,,~- reaso nably_. bel ieved- to -be in--or. acted in i good -.faith, and; in.. ~,Qpposedto-,the best.-interests. of-,I.h-e-.~,coroGr--ation.~-an~d,~-~,except~'~that~,rno-~indemnific,ation-.,,sh be made in respect of anY,-.IGlaJm,f issue-or-M, atter,--,asIo4 which ~suthi,~person ~sfiallr:,have been adjudged to be liable to the corporation unless and only to the extent that the 'a i ~y -,-.w,, -uc -, -on.., ---.s it Court of Ghancer. Qrthe-courtin oriU.,swasbroUgt- shal[ determine PA _h a bilit, ut - n view-. of~ 11, the upon-appljcqt-ion - -that,, ~Aes_qd_-a.ey~;dalbii tion-, -1i circumstances of the case,--s-uch, P.Prs ri.'isifairly ond::teeisonablyLentitl'ed;td,,in,'dem.nify for ;s.uchexppnses,which-?0he,.C ourt ofiChancery r~,suc-h:other~,,,rco~urt--~!ghalI deem,proper.,,, -or -?officer~-of a.corporationr,has
_Section: 3. -To the extent that.a Dresent or-4rormer direct -or

-been
successfu;t-~on,,the~-merits,---orl-otherwise-.,-.in.defen8e:-.cifany--action.,.
proceeding referred to in -subsections (a) and-(b):of this section, or in defense,,,of any~claim, -issue- -or - matter thereln,s-uch -person shall _~be:-indemnified against expenses (including attorneys.' fees) actually. and-reasonably inc~Fe such. personin connection therewith.

Section. 4. Any indemnification under subsections (1) and (2) of this section (u '_`~as-- u o zed in th6:~ cifLc- trdered by'a7eod d- aft b&WJtig, rAff n 'ortyth spe i f I` di 'hat %in rm` ib"i"i t"?"presen ;o -ormer-r ire or, ic, case-upona, deter M., 'e-Verson-,hat,met is I 64 16- ;1 P qyee gen Ae 6 d 6 dk,,~'- e hii.W-
s. d6sidti 6 a)-an; -on fl!io~ dl'i(bl~;6f*!I~hi~'ton!-,S,,itch~--- ~d6ter Miriation sfia`IlLb6~Oftadbw- ith r6i_`rst--- Wh6l ',a dir o~ office r; at o -aVe on ror the a:'rWer ~y f Ith"' d"rectors,w o -are no ~ parties to lire of`s~uch, dieter MMA io- ri#Yv 6:6 4'~ 16; *1 y such: action,.suft',&I'Or-od - dI,g e ee Ve-6 h ob "g"h I'- hiff W'iq "Uorurn or.,(2)'by a~ccVmmittee of such direct&s~ d" i a e - t, , o ,s c ireo ors-, even esign"t d byrnajdnty-vo,,'&-_&:
U__ `h d".'- t  ihoug'Nes!ss.Ihan  a .11,  A 1,-- ~ t. ---- - _t. - o L- re- are
no;, s Of- 'if e". _h -di t"' i rebt, by quorum, ~-or (3) if ~the ch i',direc ors,~ -or - i -.que irec Ors-so d independe(4)lb-'the-oodkhdlders'.n~ a~_~Wrifttdiin T-dip Y tt- ,I "incurr' d. b "in office r or ~directoL lxpenses., Section ~_(Jncludih`q'La orneys eedy-1- e y a r in A. m tiv &4646sti ti* d orproceeding Ae-f6hding, any- diVff, cri `fihal',~ad ~iiigaMive-ec ion,,sui e Ymay --,be~ tpai&;byth'e-'--c' -oration in-advanc&'~*oflh- nauxisposiion,o suc actio' -orp-' n, sui or lUoVtuch director 'or -officer to ~proceeding upon:, r~eceio--*-"bfan;:dn'd&ftaki'h,~o b -or ofi%bbM J L t' 1'd"~t:l - 'd I repay such amount if'Ws4#1l uli ima e y e 1i e ermine tha suc person is no entitled to ~~be ihdes"Idithorize.-In "s 'secion.,7 uc ~expenses '-dorpbraai- U "d th i ti 5-8 h r: dir er (including aftorneyss."rfeeS) irtburr-ed byf6rrhe dors arid'dfficers-oroth ethp 6yees and agents may be so paid'upon such terms and conditions, if ~any, as the corporation deems appropriate.

'a exclusive o f any

ByLawz            12

Section 7. Voting Securities Owned--By- Corgoration. , Voting__securities_ inany other corpration held by the corporation shall be voted- by the president, u Mess the board of directors specifically confers authority -to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied -by a power of attorney or such other writing which authorizes the attorney or other agent to "' so act on behalf of the stockholder. The demand under oath shall be directed to-the corporation at its registered office in the State of Delaware or-at its principal place of-business.

Section 9, Section Headings. Section headings in these bylaWo---are for convenience of reference only and shall not be given any substantive effect'in-limiting or otherwise construing any provision herein.

Section 10. Inconsistent Provisions. In the event that any provisibm.,,bf these bylaw-sliis`~or becomes inconsistent with any provision of 1he corporatiOn's-carti icate of incorporation,; -the --General Corporation Law of the State of Delaware-;.-oTzEany- -other applicable law, such provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect..

ARTICLE VIII

AMENDMENTS

These bylaws may be amended, altered, or repealed and new bylaws adopted at any meeting of the board of directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the bylaws has been conferred Upon the board of directors shall not divest the stockholders of the same powers.

1 1-1/ 1

ByLaws            15